Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2019, in the Registration Statement on Form F-1 and related Prospectus of Linx S.A dated May 29, 2019.

/s/ Ernst & Young Auditores Independentes S.S.
Sao Paulo, Brazil
May 29, 2019